EXHIBIT 10.19

                         Modification of Loan Agreement

This addendum amends and modifies the Loan Agreement made by and between TravelnStore.com, Inc. and Berkshire Capital Partners dated Dec. 21 1999. This modification is limited only to the following items and all other terms of the Loan Agreement remain in full force and effect except as set forth below.

1. The Parties agree that the original due date of the Agreement, May 30, 2000 is to be extended, by mutual consent, until September 30, 2000.

Executed this 11th day of May 2000 at Camarillo, CA.

  /s/  Jim Tyner                         /s/  Barry Stein
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Jim Tyner, Chairman                      Barry Stein, Berkshire Capital Partners